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                                    Exhibit 1

                            UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                        INTEGRITY LIFE INSURANCE COMPANY

                             As of February 4, 1998

      The undersigned, being all of the members of the Board of Directors of Integrity Life Insurance Company, an Ohio stock life insurance corporation (the "Corporation"), in accordance with Section 1701.54 of the General Corporation Law of the State of Ohio, hereby take the following actions and consent to the adoption of the following resolutions by unanimous written consent as if such actions had been taken and resolutions had been adopted at a duly consented meeting of the Board of Directors of the Corporation:

Establishment of Separate Account

      WHEREAS, Section 3907.15 of the Insurance Law of the State of Ohio permits the establishment by a domestic life insurance company of one or more separate accounts, and permits the allocation to such separate accounts of amounts paid to provide for annuities which are payable in fixed amounts which are guaranteed, or variable amounts, or both; and

      NOW, THEREFORE, BE IT:

      RESOLVED, that pursuant to 3907.15 of Insurance Law of the State of Ohio, Separate Account Ten is hereby established (the "Separate Account") effective January 29, 1998, to which the Corporation may allocate assets to support the Corporation's various investment options offered under the name "Select Ten Plus" and/or substantially similar offerings (the "STP Offerings");

      FURTHER RESOLVED, that the initial and any subsequent contributions to the STP Offerings shall be allocated to the Separate Account;

      FURTHER RESOLVED, that the officers of the Corporation are authorized in their discretion from time to time, and in accordance with applicable rules and regulations, to divide the Separate Account into divisions, and to delete, add to, or modify such divisions, in order to carry out the fundamental investment policy of the Separate Account;

      FURTHER RESOLVED, that the Corporation shall allocate up to $5,000,000.00 from its General Account to the Separate Account, and shall allocate additional funds to the Separate Account as necessary to support the Corporation's obligations under the STP Offerings;
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      FURTHER RESOLVED, that the assets held in the Separate Account equal to the reserves and other contractual liabilities of the STP Offerings shall not be chargeable with liabilities arising out of any other business of the Corporation;

      FURTHER RESOLVED, that the income, if any, and any gains or losses, realized or unrealized, from assets allocated to the Separate Account shall be credited to or charged against such Separate Account without regard to the other income, gains or losses of the Corporation;

      FURTHER RESOLVED, that the assets allocated to the Separate Account shall be invested in accordance with the terms of the registration statements for the STP Offerings filed on Forms N-3 and/or N-4 under the Securities Act of 1933 and the Investment Company Act of 1940 (including any amendments thereto), with the laws and regulations of the State of Ohio (as modified by any applicable determinations of the Ohio Insurance Department), and with such other laws and regulations as may be applicable;

      FURTHER RESOLVED, that, subject to applicable law, the initial Managers of the Separate Account shall be: John R. Lindholm, William B. Faulkner, John Katz, Chris L. Mahai, and Theodore S. Rosky;

      FURTHER RESOLVED, that the fiscal year for the Separate Account shall end on the 31st day of December in each year; and

      FURTHER RESOLVED, that the Managers of the Separate Account are authorized:

      (a) to take all actions necessary to adopt such rules and regulations as are deemed necessary or advisable for operation of the Separate Account, in form and substance approved by such officers;

      (b) to operate the Separate Account in any form permitted by applicable law;

      (c) to prepare, execute, and file all documents, and to take such other action, which in the opinion of such officers is necessary or advisable under applicable state insurance or corporate laws, or state or federal securities laws, and rules and regulations thereunder; and

      (d) to perform such additional functions and take such additional action as may be necessary or advisable to carry out the foregoing and the intent and purpose thereof.
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      IN WITNESS WHEREOF, this Consent may be signed on one or more counterparts and shall be effective as of the date first written above.


 /s/ Mark A. Adkins                           /s/ John R. McGeeney
----------------------------                 ----------------------------
Mark A. Adkins                               John R. McGeeney


 /s/ William H. Guth                          /s/ John R. Lindholm
----------------------------                 ----------------------------
William H. Guth                              John R. Lindholm


 /s/ Martin H. Ruby                           /s/  Gerald J. Rusnak
----------------------------                 ----------------------------
Martin H. Ruby                               Gerald J. Rusnak


 /s/  Jeffrey A. Trainer
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Jeffrey A. Trainer